UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 23, 2010

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway
San Rafael, California  94903
(Address of principal executive offices, including zip code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2010, Autodesk, Inc. (“Autodesk” or the “Company”) issued a press release and prepared remarks reporting financial results for the fourth quarter and fiscal year ended January 31, 2010.  The press release and prepared remarks are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

These exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

To supplement Autodesk’s consolidated financial statements presented on a GAAP basis, the press release and prepared remarks furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, provide investors with certain non-GAAP measures, including but not limited to historical non-GAAP net earnings and historical and future non-GAAP net earnings per diluted share. For our internal budgeting and resource allocation process, Autodesk’s management uses non-GAAP measures that do not include: (a) stock-based compensation expenses, (b) amortization of purchased intangibles and purchases of technology, including in-process research and development expenses, (c) goodwill and intangible assets impairment, (d) restructuring charges, (e) establishment of a valuation allowance on certain net deferred tax assets, and (f) the income tax effects on the difference between GAAP and non-GAAP costs and expenses.  Autodesk’s management uses non-GAAP measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding Autodesk’s earning potential. In addition, these non-GAAP financial measures facilitate comparisons to our and our competitors’ historical results and operating guidance.

As described above, Autodesk excludes the following items from its non-GAAP measures:

A. Stock-based compensation expenses. Autodesk excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

B. Amortization of purchased intangibles and purchases of technology, including in-process research and development expenses. Autodesk incurs amortization of acquisition-related purchased intangible assets and charges related to in-process research and development, primarily in connection with its acquisition of certain businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity, and management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

C. Goodwill and intangible assets impairment. This is a non-cash charge to write-down goodwill and intangible assets to fair value when there was an indication that the asset was impaired. As explained above, management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

D. Restructuring charges. These expenses are associated with realigning our business strategies based on current economic conditions. In connection with these restructuring actions, we recognize costs related to termination benefits for former employees whose positions were eliminated, and the closure of facilities and cancelation of certain contracts. We exclude these charges because these expenses are not reflective of ongoing operating results in the current period.

E. Establishment of a valuation allowance on certain net deferred tax assets. This is a non-cash charge to record a valuation allowance on certain deferred tax assets. As explained above, management finds it useful to exclude certain non-cash charges to assess the appropriate level of various expenses to assist in budgeting, planning and forecasting future periods.

F. Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses, primarily due to differences in the timing of when income tax benefits are recognized for stock compensation and purchased intangibles for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated as of February 23, 2010, entitled “Autodesk Posts Sequential Revenue, Profitability and Cash Flow Growth.”

99.2	Prepared Remarks dated as of February 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Mark J. Hawkins
Mark J. Hawkins Executive Vice President and Chief Financial Officer

Date:  February 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of February 23, 2010, entitled “Autodesk Posts Sequential Revenue, Profitability and Cash Flow Growth.”

99.2	Prepared Remarks dated as of February 23, 2010.